UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2013

Spirit Realty Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

Cole Credit Property Trust II, Inc.

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on July 17, 2013 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 22, 2013, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 8, 2013 (the “Merger Agreement”), by and among Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation (the “Company”), Spirit Realty Capital, Inc., a Maryland corporation (“Old Spirit”), Cole Operating Partnership II, LP, a Delaware limited partnership and Spirit Realty, L.P., a Delaware limited partnership. Pursuant to the Merger Agreement, (i) on July 17, 2013, Old Spirit merged with and into the Company, then known as Cole Credit Property Trust II, Inc. (the “Company Merger”), at which time Old Spirit ceased to exist, the Company continued as the surviving corporation and the Company changed its name to Spirit Realty Capital, Inc.; and (ii) on July 17, 2013, the Cole Operating Partnership II, LP merged with and into Spirit Realty, L.P. (the “Partnership Merger” and together with the Company Merger, the “Mergers”), with Spirit Realty, L.P. continuing as the surviving limited partnership (the “Surviving Partnership”). The following events took place in connection with the consummation of the Mergers:

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 17, 2013 (the “Closing Date”), pursuant to the Merger Agreement, Old Spirit was merged with and into the Company, resulting in Old Spirit ceasing to exist and the Company continuing as the surviving corporation in the Company Merger. Pursuant to the Company Merger, each share of common stock, par value $0.01 per share, of Old Spirit (“Old Spirit Common Stock”), issued and outstanding immediately prior to the effective time of the Company Merger which occurred at 9:31 am (Eastern time) on July 17, 2013 (the “Effective Time”), was cancelled and converted into the right to receive 1.9048 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). The Company Common Stock is expected to commence trading on the NYSE under the ticker symbol “SRC” on July 18, 2013.

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is included herewith as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

Charter and Bylaw Amendment

On the Closing Date, in connection with the Mergers, the Company’s charter and bylaws were amended in the forms included herewith as Exhibit 3.1 and Exhibit 3.2, respectively.

The Company’s charter and bylaws were amended to make certain changes providing for the governance of the Company following the Mergers and as amended, are substantially identical to the charter and bylaws of Old Spirit. Pursuant to the amended charter and bylaws, among other things:

•	special meetings of stockholders may be called by the chairman of the board;

•	a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director;

•	the number of independent directors, as such term is defined in Section 303A.01 of the NYSE Listed Company Manual, shall comply at all times with the requirements of the NYSE;

•	directors may be removed only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors;

•	Roll-up Transactions are not restricted; and

•	the board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

In addition, certain provisions of the charter limit the liability of directors and officers, to the maximum extent that Maryland law permits, such that no present or former director or officer of the Company shall be liable to the Company or its stockholders for money damages, and certain provisions of the bylaws obligate the Company to indemnify and to pay or reimburse reasonable expenses to the Company’s present and former officers and directors in advance of final disposition of a proceeding.

The foregoing description of the charter and bylaws contained in this Item 3.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the charter and bylaws, copies of which are included herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and which are incorporated herein by reference.

Item 4.01. Changes to Registrant’s Certifying Public Accountant

Previous Independent Registered Public Accounting Firm

At a meeting held on July 17, 2013, the audit committee of the Board of Directors of the Company approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as independent registered public accounting firm of the Company.

The reports of Deloitte on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2012 and 2011, and in the subsequent interim period through July 17, 2013, (i) there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte or would have caused Deloitte to make reference to the matter in its report and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. The Company has requested Deloitte to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated July 17, 2013 is filed as Exhibit 16.1 to this Form 8-K.

New Independent Registered Public Accounting Firm

On July 17, 2013, the audit committee of the Board of Directors approved the engagement of Ernst & Young LLP (“EY”), as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2013. Prior to the Mergers, Old Spirit’s historical consolidated financial statements were audited by EY.

During the years ended December 31, 2012 and 2011 and the subsequent interim period prior to engaging EY, neither the Company nor anyone on its behalf has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, (iii) either a written report or oral advice that EY concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iv) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (v) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignations and Terminations of Certain Officers and Directors

In connection with the Mergers and pursuant to the Merger Agreement, on July 17, 2013, as of the Effective Time, (i) each of Christopher H. Cole, Marcus R. Bromley and George N. Fugelsang resigned from the board of directors of the Company; (ii) Christopher H. Cole ceased to be the Chairman, Chief Executive Officer and President of the Company; (iii) D. Kirk McAllaster, Jr. ceased to be the Executive Vice President and Chief Financial Officer of the Company; and (iv) Gavin B. Brandon ceased to be the Vice President of Accounting of the Company.

Appointments of Certain Officers

In connection with the Mergers and pursuant to the Merger Agreement and the Articles of Merger filed in connection with the consummation of the Company Merger, the titles and names of the officers of the Company immediately prior to the Effective Time were changed in the Merger and each of the following former officers of Old Spirit became the officers of the Company, effective as of the Effective Time: (i) Thomas H. Nolan, Jr. as Chairman of the Board and Chief Executive Officer; (ii) Peter M. Mavoides as President and Chief Operating Officer; (iii) Michael A. Bender as Senior Vice President, Chief Financial Officer and Treasurer; (iv) Gregg A. Seibert as Senior Vice President; (v) Mark L. Manheimer as Senior Vice President; and (vi) Ryan A. Berry as Senior Vice President and General Counsel.

Appointments of Directors

In connection with the Mergers and pursuant to the Merger Agreement and the Articles of Merger filed in connection with the consummation of the Company Merger, effective as of the Effective Time, the following individuals were named as directors of the Company: Thomas H. Nolan, Jr., Todd A. Dunn, David J. Gilbert, Richard I. Gilchrist, Diane M. Morefield, Kevin M. Charlton, Thomas D. Senkbeil, Sheli Z. Rosenberg and Nicholas P. Shepherd. Effective as of the Closing Date, the board of directors of the Company appointed Mr. Gilchrist as the lead independent director.

In addition, on the Closing Date, the board of directors of the Company reconstituted the following committees and assigned the directors to serve on each committee as follows:

Audit Committee

Diane M. Morefield, Chairperson

Todd A. Dunn

David J. Gilbert

Thomas D. Senkbeil

Compensation Committee

David J. Gilbert, Chairperson

Kevin M. Charlton

Richard I. Gilchrist

Sheli Z. Rosenberg

Nominating and Corporate Governance Committee

Nicholas P. Shepherd, Chairperson

Kevin M. Charlton

Todd A. Dunn

Sheli Z. Rosenberg

In connection with the closing of the Mergers, the Company assumed Indemnification Agreements with certain of the directors and entered into an Indemnification Agreement with certain of the directors and officers in the form of Indemnification Agreement included herewith as Exhibit 10.1, the terms of which are incorporated herein by reference.

Employment Agreements

In connection with the closing of the Mergers, we assumed, and subsequently amended and restated, employment agreements with each of Messrs. Nolan, Bender, Mavoides, Seibert and Manheimer.

The initial terms of the amended and restated employment agreements for Messrs. Nolan, Bender, Mavoides, Seibert and Manheimer will end on September 4, 2014, August 4, 2014, September 19, 2014, January 3, 2015 and April 17, 2015, respectively, and in each case subject to automatic one-year extension terms, unless earlier terminated by either the Company or the applicable executive. During the term of the applicable amended and restated employment agreement, Messrs. Nolan, Bender, Mavoides, Seibert and Manheimer will serve as our Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer, Senior Vice President and Senior Vice President, respectively. Pursuant to Mr. Nolan’s amended and restated employment agreement, during the term of his employment, Mr. Nolan also serves as the Chairman of the board of directors of the Company.

During the executive’s applicable employment term, Messrs. Nolan, Bender, Mavoides, Seibert and Manheimer are entitled to receive an annual base salary of $721,000, $360,500, $463,500, $257,500 and $257,500, respectively, each which is subject to increase at the discretion of our board of directors or compensation committee. In addition, the executives are eligible to receive an annual discretionary cash performance bonus (i) with respect to Mr. Nolan, targeted at 150% of his base salary (with a maximum bonus opportunity equal to 200% of his base salary) and (ii) with respect to Messrs. Bender, Mavoides, Seibert and Manheimer, 100% of the executive’s base salary, in each case based on the achievement of performance criteria established by our board of directors or compensation committee at any time prior to the end of the applicable fiscal year.

Under the amended and restated employment agreements, each of the executives is eligible to participate in customary health, welfare and fringe benefit plans. The amended and restated employment agreements also contain customary confidentiality, non-compete, non-solicitation, non-disparagement and inventions/intellectual property provisions.

In addition, the amended and restated employment agreements for Messrs. Seibert and Manheimer each provide that (i) in connection with Old Spirit’s initial public offering in September 2012, each of Messrs. Seibert and Manheimer received an award equal to $750,000 of equity in Old Spirit Common Stock upon the closing of the initial public offering, and (ii) it is expected that each of Messrs. Seibert and Manheimer will receive additional equity grant(s) equal to 100% of his base salary, in the aggregate, granted in 2013, subject to the executive’s continued employment through the applicable grant date.

Under the amended and restated employment agreements, if the executive’s employment is terminated by the Company without “cause,” by the executive for “good reason” (each, as defined in the applicable amended and restated employment agreement) or by reason of the Company’s failure to extend the term of the executive’s amended and restated employment agreement at the end of the initial term of the amended and restated employment agreement or at the end of the one-year extension period(s) thereafter, then in addition to any accrued amounts,

Mr. Nolan would be entitled to receive the following:

(1) continuation payments totaling two times Mr. Nolan’s annual base salary then in effect, payable over the 24-month period following the termination of employment;

(2) a lump-sum payment equal to $1,000,000; and

(3) accelerated vesting of the restricted stock award granted to Mr. Nolan in connection with the Old Spirit initial public offering, covering 352,942 shares of Old Spirit Common Stock (which was converted into a restricted stock award covering 672,283 shares of Company Common Stock in connection with the Mergers);

Mr. Bender would be entitled to receive the following:

(1) continuation payments totaling two times Mr. Bender’s annual base salary then in effect, payable over the 24-month period following the termination of employment;

(2) a lump-sum payment equal to $150,000; and

(3) accelerated vesting of the restricted stock award granted to Mr. Bender in connection with the Old Spirit initial public offering, covering 58,824 shares of Old Spirit Common Stock (which was converted into a restricted stock award covering 112,047 shares of Company Common Stock in connection with the Mergers);

Mr. Mavoides would be entitled to receive the following:

(1) continuation payments totaling one times Mr. Mavoides’ annual base salary then in effect, payable over the 12-month period following the termination of employment;

(2) a lump-sum payment equal to $150,000;

(3) a prorated performance bonus for the Company’s fiscal year in which the termination occurs, based on performance achieved for the entire year; and

(4) accelerated vesting of the restricted stock award granted to Mr. Mavoides in connection with the Old Spirit initial public offering, covering 58,824 shares of Old Spirit Common Stock (which was converted into a restricted stock award covering 112,047 shares of Company Common Stock in connection with the Mergers);

Each of Messrs. Seibert and Manheimer would be entitled to receive the following:

(1) one year’s annual base salary, payable in continuation payments over the 12-month period following the termination of employment (Seibert) or in a lump-sum payment (Manheimer);

(2) a lump-sum payment in an amount equal to the annual cash bonus earned by the executive in the year prior to the year in which the termination occurs;

(3) an amount equal to the most recent annual cash bonus paid to the executive during the three-year period immediately preceding the year in which the termination occurs, pro-rated for the portion of the year of termination during which the executive was employed with the Company; and

(4) accelerated vesting of the restricted stock award granted to the executive in connection with Old Spirit’s initial public offering in September 2012.

Each executive’s right to receive the severance payments described above is subject to continued compliance with certain restrictive covenants and his delivery of an effective general release of claims in favor of the Company. In addition, the employment agreements for Messrs. Nolan, Bender and Mavoides provide that in the event that a “change in control” (as defined in the applicable amended and restated employment agreements) of the Company occurs and an excise tax is imposed as a result of any compensation or benefits provided to Messrs. Nolan, Bender or Mavoides in connection with such change in control, the Company will pay or reimburse the executive an amount equal to such excise tax plus any taxes resulting from such payment or reimbursement. Each of the executives previously entered into waiver agreements providing that the Mergers will not constitute a “change in control” for purposes of the amended and restated employment agreements.

Furthermore, under the amended and restated employment agreements for Messrs. Seibert and Manheimer, in the event that the executive is terminated by reason of his death or disability, the executive will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, an amount equal to the most recent annual cash bonus paid to him during the three-year period immediately preceding the year in which the termination occurs, pro-rated for the portion of the year of termination during which the executive was employed.

The foregoing description of the amended and restated employment agreements contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to such amended and restated employment agreements, copies of which are included herewith as Exhibits 10.2 through 10.6, and which are incorporated herein by reference.

Director Compensation

In connection with the closing of the Mergers, our board of directors assumed, and subsequently approved an amended and restated, a compensation program, which we refer to as the Director Compensation Program, for our non-employee directors of the Company, whom we refer to as eligible directors. The Director Compensation Program governs compensation for our eligible directors following the closing of the Mergers and consists of annual retainer fees and long-term equity awards. Under the Director Compensation Program eligible directors are entitled to receive a combination of cash and equity-based compensation, as described below:

Cash Compensation

Effective upon the closing of the Mergers, each eligible director is entitled to receive an annual cash retainer of $70,000. In addition, the committee chairpersons and Lead Independent Director receive the following annual cash retainers (as applicable):

•	Audit committee chair: $20,000

•	Compensation committee chair: $10,000

•	Nominating and corporate governance committee chair: $10,000

•	Lead Independent Director: $20,000

All annual retainers are paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter. Annual retainers will be pro-rated to reflect any partial year of service. Eligible directors are also entitled to board of directors meeting fees equal to $1,000 per meeting for in-person attendance and $500 per meeting for telephonic attendance.

Equity Compensation

In connection with the closing of the Mergers, under the Director Compensation Program each new director designated by the Company (pursuant to the Merger Agreement) received a grant of restricted stock covering a number of shares having a value equal to $80,000 that will vest in full on the first anniversary of the closing of the Mergers, subject to the director’s continued service on our board of directors.

An eligible director who is initially elected or appointed to serve on our board of directors after the closing of the Mergers will receive a grant of restricted stock covering a number of shares having a value equal to $80,000 on the date of such initial election or appointment. Each restricted stock grant will vest in full on the first anniversary of the initial election of appointment of the eligible director, subject to the eligible director’s continued service with the Company through such vesting date.

In addition, for each calendar year beginning after 2013, an eligible director will receive an annual common stock grant valued at $80,000 on the date of each annual meeting of our stockholders.

The foregoing description of the Director Compensation Program contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to such Director Compensation Program, a copy of which is included herewith as Exhibits 10.10.

Incentive Award Plan

In connection with the closing of the Mergers we assumed the Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan (the “Incentive Award Plan”) under which we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The material terms of the Incentive Award Plan are summarized below.

Our employees, consultants and directors, and employees, consultants and directors of the Surviving Partnership and our respective subsidiaries are eligible to receive awards under the Incentive Award Plan. The Incentive Award Plan will be administered by our board of directors with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Section 16 of the Securities Exchange Act of 1934, as amended and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Incentive Award Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Incentive Award Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

An aggregate of 5,938,498 shares of Company Common Stock (which includes the shares subject to awards outstanding under the Incentive Award Plan as of the closing of the mergers and shares that will be subject to awards granted in connection with the closing of the Mergers) are available for issuance under awards granted pursuant to the Incentive Award Plan, which shares may be treasury shares, authorized but unissued shares, or shares purchased in the open market. If an award under the Incentive Award Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Incentive Award Plan. However, the following shares may not be used again for grant under the Incentive Award Plan: (1) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; (2) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the Incentive Award Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under Incentive Award Plan. After the expiration of a transition period under Section 162(m) of the Code, the maximum number of shares of Company Common Stock that may be subject to one or more awards granted to any one participant pursuant to the Incentive Award Plan during any calendar year is 952,400 and the maximum amount that may be paid under a cash award pursuant to the Incentive Award Plan to any one participant during any calendar year period is $5,000,000.

Awards

The Incentive Award Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance shares, other incentive awards, long term incentive plan units, or LTIP units, SARs and cash awards. ISOs may be granted pursuant to the Incentive Award Plan subject to compliance with provisions in the Code that are applicable to ISOs (including applicable stockholder approval requirements). Certain awards under the Incentive Award Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Award Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards will generally be settled in shares of Company Common Stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options. Stock options provide for the purchase of shares of Company Common Stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock, RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of Company Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of Company Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of Company Common Stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Stock Payments, Other Incentive Awards, LTIP Units and Cash Awards. Stock payments are awards of fully vested shares of Company Common Stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of Company Common Stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. LTIP units are awards of units of the Surviving Partnership intended to constitute “profits interests” within the meaning of the relevant IRS Revenue Procedure guidance, which may be convertible into shares of Company Common Stock. Cash awards are cash incentive bonuses subject to performance goals.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Company Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on awards granted under the Incentive Award Plan unless and until such awards have vested.

Performance Awards

Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation,” or QPBC, within the meaning of Section 162(m) of the Code, in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m) of the Code.

Section 162(m) of the Code imposes a $1,000,000 cap on the compensation deduction that we may take in respect of compensation paid to our “covered employees” (which should include our Chief Executive Officer and our next three most highly compensated employees other than our Chief Financial Officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. Under current tax law, we do not expect Section 162(m) of the Code to apply to awards under the Incentive Award Plan until the earliest to occur of our annual stockholders’ meeting in 2016, a material modification of the Incentive Award Plan or exhaustion of the share supply under the Incentive Award Plan. However, QPBC performance criteria may be used with respect to performance awards that are not intended to constitute QPBC.

In order to constitute QPBC under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the Incentive Award Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (1) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation); (2) gross or net sales or revenue; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit; (6) cash flow (including, but not limited to, operating cash flow and free cash flow); (7) return on assets; (8) return on capital; (9) return on stockholders’ equity; (10) total stockholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) costs; (14) funds from operations; (15) expenses; (16) working capital; (17) earnings per share; (18) adjusted earnings per share; (19) price per share of common stock; (20) regulatory body approval for commercialization of a product; (21) implementation or completion of critical projects; (22) market share; (23) economic value; (24) debt levels or reduction; (25) sales-related goals; (26) comparisons with other stock market indices; (27) operating efficiency; (28) employee satisfaction; (29) financing and other capital raising transactions; (30) recruiting and maintaining personnel; and (31) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Incentive Award Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Certain Transactions

The plan administrator has broad discretion to take action under the Incentive Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting Company Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Award

Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Incentive Award Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Incentive Award Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Incentive Award Plan, the plan administrator may, in its discretion, accept cash or check, shares of Company Common Stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination

Our board of directors may amend or terminate the Incentive Award Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Incentive Award Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the Incentive Award Plan after the tenth anniversary of the date on which the board of directors of Old Spirit adopted the Incentive Award Plan (September 10, 2012).

Additional REIT Restrictions

The Incentive Award Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a real estate investment trust.

The foregoing description of the Incentive Award Plan contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to such Incentive Award Plan, a copy of which is included herewith as Exhibits 10.7.

Item 5.03. Amendment of Articles of Incorporation or Bylaws; Changes in Fiscal Year

On the Closing Date, in connection with the Mergers, the Company’s charter was amended in the form included herewith as Exhibit 3.1 and the Company’s bylaws were amended in the form included herewith as Exhibit 3.2.

See also Item 3.03 – Material Modification to Rights of Security Holders of this Current Report on Form 8-K above, which information is incorporated by reference into this Item 5.03.

Item 5.05. Amendment to Registrant’s Code of Ethics, or Waiver of Provision of the Code of Ethics

On July 17, 2013, the board of directors adopted a new code of ethics and business conduct that applies to the Company’s directors, officers and employees, copies of which are available on the Company’s website at http://www.spiritrealty.com.

Item 7.01. Regulation FD Disclosure

On July 17, 2013, the Company and Old Spirit issued a joint press release announcing the consummation of the Mergers. A copy of the joint press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited financial statements required by this item have been previously filed as part of the Company’s registration statement on Form S-4 (File No. 333-187122).

The unaudited financial statements required by this item have been previously filed as part of the Company’s registration statement on Form S-4 (File No. 333-187122).

(b) Pro forma financial information

The pro forma financial information required by this item has been previously filed as part of the Company’s registration statement on Form S-4 (File No. 333-187122).

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 8, 2013, by and among Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation, Spirit Realty Capital, Inc., a Maryland corporation, Cole Operating Partnership II, LP, a Delaware limited partnership and Spirit Realty, L.P., a Delaware limited partnership (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 22, 2013 and Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2013, respectively).

3.1

Articles of Merger by and between Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation, and Spirit Realty Capital, Inc., a Maryland corporation and the Amended and Restated Charter of Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.) attached thereto as Exhibit A.

3.2	Second Amended and Restated Bylaws of Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation.

10.1	Form of Indemnification Agreement.

10.2	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Thomas H. Nolan, Jr., dated as of July 17, 2013.

10.3	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Michael A. Bender, dated as of July 17, 2013.

10.4	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Peter M. Mavoides, dated as of July 17, 2013.

10.5	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Gregg A. Seibert, dated as of July 17, 2013.

10.6	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Mark A. Manheimer, dated as of July 17, 2013.

10.7	Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan

10.8	Form of 2012 Incentive Award Plan Restricted Stock Award Grant Notice and Agreement

10.9	Form of 2012 Incentive Award Plan Stock Payment Award Grant Notice and Agreement

10.10	Director Compensation Program

16.1	Deloitte & Touche LLP’s Response Letter to the Securities and Exchange Commission dated as of July 17, 2013.

99.1	Joint Press Release, dated July 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Senior Vice President and Treasurer

Date: July 17, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 8, 2013, by and among Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation, Spirit Realty Capital, Inc., a Maryland corporation, Cole Operating Partnership II, LP, a Delaware limited partnership and Spirit Realty, L.P., a Delaware limited partnership (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 22, 2013 and Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2013, respectively).

3.1

Articles of Merger by and between Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation, and Spirit Realty Capital, Inc., a Maryland corporation and the Amended and Restated Charter of Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.) attached thereto as Exhibit A.

3.2	Second Amended and Restated Bylaws of Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation.

10.1	Form of Indemnification Agreement.

10.2	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Thomas H. Nolan, Jr., dated as of July 17, 2013.

10.3	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Michael A. Bender, dated as of July 17, 2013.

10.4	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Peter M. Mavoides, dated as of July 17, 2013.

10.5	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Gregg A. Seibert, dated as of July 17, 2013.

10.6	Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Mark A. Manheimer, dated as of July 17, 2013.

10.7	Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan

10.8	Form of 2012 Incentive Award Plan Restricted Stock Award Grant Notice and Agreement

10.9	Form of 2012 Incentive Award Plan Stock Payment Award Grant Notice and Agreement

10.10	Director Compensation Program

16.1	Deloitte & Touche LLP’s Response Letter to the Securities and Exchange Commission dated as of July 17, 2013.

99.1	Joint Press Release, dated July 17, 2013.